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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 18, 2000


                                  METROCALL, INC.
              (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                          0-21924                          54-1215634
                  --------                                          -------                          ----------
           (State or other jurisdiction of incorporation)      (Commission File Number)        (I.R.S. Employer Identification No.)

       6677 Richmond Highway, Alexandria, Virginia                                                   22306
       -------------------------------------------                                                   -----
         (Address of principal executive offices)                                                  (Zip Code)


       Registrant's telephone number, including area code: (703) 660-6677


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Item 5 - Other Events.

Metrocall, Inc. (NASDAQ - MCLL) announced that it has submitted an acquisition proposal to the Board of Directors of Paging Network, Inc. (PageNet) which it believes represents a superior proposal to PageNet's currently pending merger transaction. Under the Metrocall proposal, to be implemented through a confirmed plan of reorganization under chapter 11 of the Bankruptcy Code:

       - Holders of PageNet's senior subordinated notes will receive an aggregate of $100 million in cash, 86.8 million shares of new Metrocall common stock, and 81% of the common stock of PageNet's Vast subsidiary.

       - Trade and/or other unsecured creditors will receive payment in full in cash of their allowed claims.

       - PageNet stockholders will receive 13.0 million shares of new Metrocall common stock and 11.6% of Vast's common stock.

       - Metrocall is currently negotiating with representatives of its current bank group for a new consolidated loan facility which will aggregate approximately $946 million, a tranche of which provides for the terms of repayment of PageNet's existing bank debt.

Metrocall has received an expression of interest for funding the $100 million cash portion of the consideration from Hicks Muse Tate & Furst, Incorporated, a private investment firm and investor in Metrocall. Metrocall's proposal is subject to Metrocall promptly obtaining due diligence with respect to PageNet and its U.S. operating subsidiaries. The acquisition will be subject to various conditions, including requisite bankruptcy court approvals in PageNet's chapter 11 proceeding, regulatory approvals, Metrocall stockholder approval, and satisfaction of conditions to the bank and equity financing.

Metrocall's letter asks the PageNet Board to respond by July 25, 2000, whether it will provide the requested due diligence, and gives the Board until August 15, 2000 to decide whether to recommend acceptance of the Metrocall proposal.

THE FOREGOING DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. ANY SECURITIES TO BE ISSUED PURSUANT TO THE METROCALL PROPOSAL WILL BE ISSUED PURSUANT TO APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM. INVESTORS ARE URGED TO READ THE RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES EXCHANGE COMMISSION AND/OR THE BANKRUPTCY COURT WHICH WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY TRANSACTION INVOLVING METROCALL. INVESTORS CAN OBTAIN ANY DOCUMENT FILED WITH THE COMMISSION FOR FREE AT THE COMMISSION'S WEB SITE, http://www.SEC.GOV.



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          METROCALL, INC.

                                          By:    /s/ Vincent D. Kelly
                                               --------------------------------
                                                     Vincent D. Kelly
                                          Chief Financial Officer and Treasurer

Date:  July 21, 2000


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